EXHIBIT 23-1
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        Consent of Price Waterhouse LLP



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                   CONSENT OF INDEPENDENT ACCOUNTANTS
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We consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated February 13, 1997, which appears on page 31 of the 1996 Annual Report to Shareholders of Quaker Chemical Corporation, which is incorporated by reference in Quaker Chemical Corporation's Annual Report on Form 10-K for the year ending December 31, 1996.




/S/PRICE WATERHOUSE LLP

   Philadelphia, PA
   May 9, 1997